EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 21, 2016, relating to the financial statements and financial highlights which appear in the August 31, 2016 Annual Reports to Shareholders of the Goldman Sachs Financial Square Prime Obligations Fund, the Goldman Sachs Financial Square Money Market Fund, the Goldman Sachs Financial Square Treasury Obligations Fund, the Goldman Sachs Financial Square Treasury Instruments Fund, the Goldman Sachs Financial Square Treasury Solutions Fund, the Goldman Sachs Financial Square Government Fund, the Goldman Sachs Financial Square Federal Instruments Fund, the Goldman Sachs Financial Square Tax-Exempt Money Market Fund, the Goldman Sachs Investor Money Market Fund, the Goldman Sachs Investor Tax-Exempt Money Market Fund (formerly, the Goldman Sachs Financial Square Tax-Free Money Market Fund), the Goldman Sachs Capital Growth Fund, the Goldman Sachs Concentrated Growth Fund, the Goldman Sachs Dynamic U.S. Equity Fund, the Goldman Sachs Flexible Cap Growth Fund, the Goldman Sachs Focused Growth Fund, the Goldman Sachs Growth Opportunities Fund, the Goldman Sachs Small/Mid Cap Growth Fund, the Goldman Sachs Strategic Growth Fund, the Goldman Sachs Technology Opportunities Fund, the Goldman Sachs Focused Value Fund, the Goldman Sachs Growth and Income Fund, the Goldman Sachs Large Cap Value Fund, the Goldman Sachs Mid Cap Value Fund, the Goldman Sachs Small Cap Value Fund, the Goldman Sachs Small/Mid Cap Value Fund, the Goldman Sachs Strategic Factor Allocation Fund, the Goldman Sachs Enhanced Dividend Global Equity Portfolio, and the Goldman Sachs Tax-Advantaged Global Equity Portfolio. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2016